Exhibit 23(a)

               Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-9798) pertaining to the Amoco Employee Savings Plan of BP Amoco p.l.c. of our report dated June 16, 1999, with respect to the financial statements and schedules of the Amoco Employee Savings Plan included in this Annual Report
(Form 11-K) for the year ended December 31, 1998.





Chicago, Illinois                       Ernst & Young LLP
June 23, 1999


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